Exhibit 4.2

______________________________________________________________________________

MARSHALL & ILSLEY CORPORATION

AND

JPMORGAN CHASE BANK, N.A., as Trustee

(successor to CHEMICAL BANK)

__________________________________

First Supplemental Indenture

Dated as of March 22, 2006

Supplementing the Indenture

Dated as of July 15, 1993

_____________________________

______________________________________________________________________________

THIS FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”), dated as of March 22, 2006, is between MARSHALL & ILSLEY CORPORATION, a Wisconsin corporation (the “Company”) having its principal executive office at 770 North Water Street, Milwaukee, Wisconsin 53202, and JPMORGAN CHASE BANK, N.A. (successor to CHEMICAL BANK), as Trustee, having its corporate trust office at 4 New York Plaza, New York, New York 10004 (the “Trustee”).

RECITALS OF THE COMPANY

The Company and the Trustee are parties to an Indenture, dated as of July 15, 1993 (the “Indenture”), relating to the issuance from time to time by the Company of its unsecured, subordinated debentures, notes or other evidences of indebtedness (herein called the “Securities”) to be issued in one or more series on terms to be specified at the time of issuance.  Capitalized terms herein, not otherwise defined, shall have the same meanings given them in the Indenture.

The Company has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to supplement and amend the Indenture, by amending and restating certain provisions thereof, (a) to permit additional authorized officers to execute Securities, Company Requests, Company Orders and Officers’ Certificates pursuant to the Indenture and (b) to enable the Company to act as authenticating agent upon original issuance of Securities.

Section 901 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders of Securities, among other things (a) to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination is effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, or (b) to cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of Holders of Securities of any series in any material respect.

The Company has determined that this First Supplemental Indenture complies with said Section 901 and does not require the consent of any Holders of Securities.

The Company has furnished the Trustee with such documents as may have been required by Sections 102 and 903 of the Indenture.

All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities, as follows:

I.

AMENDMENTS TO THE INDENTURE

A.

Section 101 of the Indenture is amended by adding the following definition immediately following the definition of “Authenticating Agent”:

“Authorized Officer” means any of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary, General Counsel, Executive Vice President, Senior Vice President, or Corporate Controller of the Company, any officer of the Corporate Treasury Group of the Company or any person authorized by the Company by or pursuant to a Board Resolution.”

B.

Section 101 of the Indenture is amended by amending and restating the definition of “Company Request” or “Company Order” to read in its entirety as follows:

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Authorized Officers and delivered to the Trustee.”

C.

Section 101 of the Indenture is amended by amending and restating the definition of “Officers’ Certificate” to read in its entirety as follows:

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by an Authorized Officer, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

D.

The first paragraph of Section 303 of the Indenture is amended and restated to read in its entirety as follows:

“The Securities shall be executed on behalf of the Company by any two Authorized Officers.  The signature of any Authorized Officers on the Securities may be manual or facsimile.”

E.

Section 613 of the Indenture is amended by deleting the first sentence thereof and replacing it with the following two sentences:

“The Trustee shall upon request of the Company appoint an Authenticating Agent or Agents (including without limitation the Company or any Affiliate thereof) with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series in connection with the issue, delivery, exchange, registration of transfer, partial redemption or repayment thereof and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder; provided that notwithstanding any other provision of this Indenture, (i) the Trustee shall have no duty, liability or obligation to pay any amount (including without limitation any compensation or reimbursement) to any such Authenticating Agent or Agents, which amounts shall be the sole obligation of the Company, (ii) the Trustee shall not be responsible for any actions, omissions, misconduct or negligence on the part of any such Authenticating Agent or Agents, (iii) the Trustee shall continue to be entitled to receive the documents described in Section 303 in connection with the authentication of any Securities and the Company shall remain obligated to comply with all of the requirements of this Indenture in connection with the issuance and authentication of Securities, and (iv) any such Authenticating Agent or Agents shall be eligible to act as Authenticating Agent in accordance with the provisions of this Indenture.  The Trustee hereby appoints M&I Marshall & Ilsley Bank as the Authenticating Agent with respect to the Securities.”

II.

GENERAL PROVISIONS

A.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility of the correctness of the same.  The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.  The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby ratified and confirmed.

B.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

C.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

IN WITNESS WHEREOF, MARSHALL & ILSLEY CORPORATION has caused this First Supplemental Indenture to be signed in its corporate name by its Chairman of the Board, its President or a Vice President, and its corporate seal to be affixed hereunto, and the same to be attested by the signature of its Secretary or an Assistant Secretary; and JPMORGAN CHASE BANK, N.A. (successor to CHEMICAL BANK) has caused this First Supplemental Indenture to be signed in its corporate name by on of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Trust Officers, as of the day and year first above written.

MARSHALL & ILSLEY CORPORATION

By:  /s/ Michael C. Smith
Michael C. Smith, Senior Vice President
 and Treasurer

Attest:

/s/ Randall J. Erickson
Randall J. Erickson, Secretary

JPMORGAN CHASE BANK, N.A., as Trustee

By:  /s/  Larry O’Brien
Larry O’Brien
Vice President

(Title)

Attest:

/s/  Diane Darconte
Trust Officer

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